ARTICLES OF INCORPORATION OF
                         JEFFERSON CASINO CORPORATION


                              STATE OF LOUISIANA

                          PARISH OF EAST BATON ROUGE

        BE IT KNOWN, on this 26th day of February 1993, personally came and appeared before me, the undersigned Notary Public, the subscriber hereto, of the full age of majority, who declared to me, in the presence of the undersigned competent witnesses, that, availing himself of the provisions of the Louisiana Business Corporation Law (Title 12, Chapter 1, Louisiana Revised
   Statutes of 1950 as may be codified and amended), he does hereby organize himself, his successors and assigns, into a Corporation in pursuance of that law, under and in accordance with the following articles of incorporation.


                                  ARTICLE I.

                                     NAME

           The name of the Corporation is Jefferson Casino Corporation.


                                 ARTICLE II.

                              OBJECT AND PURPOSE

        The object and purpose for which this Corporation is organized is to engage, either for its own account or the account of others, as either agent or principal, in any lawful activity for which Corporations may be formed under the provisions of the Louisiana Business Corporation Law (Title 12,
Chapter 1, Louisiana Revised Statutes of 1950 as may be codified and amended);
 and to the extent prohibited thereby to enter upon and to engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other sate, nation or territory.  It shall have all such power as is not repugnant to law.


                                 ARTICLE III.

                              AUTHORIZED CAPITAL

      A.     The total authorized capital stock of this Corporation is 10,000 shares, to be issued with No Par Value.

        B. Without the necessity of action by the shareholder, shares of stock may be issued by the Corporation from time to time by the Board of
 Directors.  Any and all shares so issued, if the consideration fixed for such shares is paid, shall be deemed fully paid stock, and not liable to any further call or assessment, and the holder of such shares shall not be liable for any further payment thereon. All or any part of the authorized capital stock may be issued or sold from time to time for not less than the par value, in the case of par value stock, or for not less than the consideration fixed by the Board of Directors, in the case of no par value stock.  Stock may be given in exchange for cash, services rendered to the Corporation, or in exchange for property transferred to the Corporation. The capital stock of this Corporation shall be fully paid and nonassessable and when issued shall be represented by certificates signed by the president or by a vice president together with the signature of a secretary or a secretary-treasurer.

        C. Each holder of any of the shares of the capital stock of the Corporation shall be entitled to a preemptive right to purchase or to subscribe, in proportion to the number of shares he holds with respect to the number of shares outstanding, any or all of the following: (a) any newly authorized shares issued by reason of an increase in the authorized capital stock of the Corporation, whether the stock shall be issued for cash, property, or in exchange for any other lawful consideration; (b) treasury stock which has been issued and then required by the Corporation, (c) stock authorized by the Corporation but as yet unissued; and (d) stock offered for sale to satisfy any option or conversion rights.


                                 ARTICLE IV.

                                  DIRECTORS

     A. The Board of Directors shall be charged with the management of all of the affairs of the Corporation and shall have authority to exercise, in addition to the powers and authority expressly conferred upon it, all such powers of the Corporation and all such other lawful acts and things which the
   Corporation or its shareholders might do, unless such acts or things are prohibited or directed or required to be exercised or done by the stockholders or officers of the Corporation, by applicable statute, or by the articles of incorporation, or by the bylaws, or by shareholders' agreement.

      B. Any director absent from a meeting of the board or any committee thereof, may be represented by any person who holds said absent director's proxy and said person may cast the absent director's vote.


                                  ARTICLE V.

                                INCORPORATORS

       The names and post office address of the incorporator is as follows:

                                             Paul S. West
                                     9th Floor One American Place
                                     Baton Rouge, Louisiana  70825


                                 ARTICLE VI.

                        CAPITAL SURPLUS AND DIVIDENDS

      The Board of Directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increases, reduction, utilization, distribution and payment as is permitted and provided in Sections
  61, 62 and 63 of the Louisiana Business Corporation Law or other applicable law.


                                 ARTICLE VII.

                      PURCHASE AND REDEMPTION OF SHARES

     The Corporation may purchase or redeem its own share in the manner and on the conditions permitted and provided in Section 55 of the Business Corporation Law or other applicable law, and as may be authorized by the Board of Directors; and shares so purchased may be reissued and disposed of as authorized by law, or may be cancelled and the capital stock reduced, as the
Board of Directors may, from time to time, determine, in accordance with law.


                                ARTICLE VIII.

                      REVERSION OF UNCLAIMED DIVIDENDS,
                    RECLASSIFIED STOCK OR REDEMPTION PRICE

       Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within ninety (90) days after the dividend or redemption price became payable or the shares became issuable despite reasonable efforts by the Corporation to pay the dividend or redemption price or to deliver the certificates for the shares to such shareholders within such time, shall: at the expiration of such time, revert in full ownership to the Corporation, and the Corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize
(a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of which has reverted to the
  Corporation, to the entity who or which would be entitled thereto had such reversion not occurred.


                                 ARTICLE IX.

               CONVERTIBLE SECURITIES AND STOCK PURCHASE RIGHTS

       The Corporation may issue convertible securities and rights to convert shares and obligations of the Corporation into shares of any authorized class of stock, and the right or option to purchase shares of any authorized class of stock, in the manner or on the conditions permitted and provided in Section
   56 of the Business Corporation Law or other applicable law, and as may be authorized by the Board of Directors.


                                  ARTICLE X.
                      AMENDMENTS TO ARTICLES OF INCORPORATION

      Any amendment for which a larger vote is not specifically made mandatory by the Louisiana Business Corporation Law may be made by a majority of the voting power present of the shareholders entitled to vote under these articles, including an increase or reduction of capital stock. In addition, if an amendment adversely affects the rights of any class or classes of shareholders, a majority of the voting power present of that class or classes shall be required, whether or not that class is entitled to vote.


                                 ARTICLE XI.

                    VOTING OF SHAREHOLDERS AND BONDHOLDERS

           Any corporate action requiring the vote of shareholders, or of bondholders if bonds are issued having any voting rights, including specifically, but not by way of limitation, adoption and approval of amendments to the articles, approval of merger and consolidation agreements, authorization of voluntary disposition of all or substantially all of the corporate assets, and removal of a member of the Board of Directors, may be authorized by consent in writing signed by the shareholders having that proportion of the total voting power which would be required to authorize and constitute such action at a meeting of such shareholders or bondholders.


                                 ARTICLE XII.

                      SALE AND OTHER TRANSFERS OF STOCK

      The stock of this Corporation may be transferred freely unless otherwise restricted by a Shareholders Stock Restriction Agreement.


                                ARTICLE XIII.

                           LIMITATION OF LIABILITY

      The incorporators, officers, and directors of this Corporation claim the benefits of limitation of liability provided in the Louisiana Business
  Corporation Law, including, but not limited to, the limitation of liability provided in La. R.S. 12:24(c) to the fullest extent allowed by law as fully and completely as though the provisions were set forth in these Articles.

      THUS DONE AND SIGNED at my office in the parish and state aforesaid, on the day, month and year set forth above, in the presence of the undersigned competent witnesses and me.  Notary, after due reading of the whole.


                                                 INCORPORATORS:


                                               /s/ Paul S. West


              AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                  BY DESIGNATED REGISTERED AGENT
                         ACT 769 OF 1987


To the State Corporation Department
State of Louisiana


STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE


     On this 26th day of February, 1993, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared Paul S. West, who is to me known to be the person, and who, being duly sworn, acknowledged that he does hereby accept appointment as the Registered Agent of Jefferson Casino Corporation, which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.


                              /s/ Paul S. West
                              Paul S. West, Registered Agent

              INITIAL REPORT
                     OF
            JEFFERSON CASINO CORPORTATION


Secretary of State
State of Louisiana
Baton Rouge, Louisiana


     Complying with Louisiana Revised Statues 12:101, this Corporation hereby makes its initial corporate report as follows:

1.   Registered Office:

     c/o Paul S. West
     9th Floor One American Place
     Baton Rouge, LA  70825

2.   Name and Address
     of Registered Agent:

     Paul West
     9th Floor One American Place
     Baton Rouge, LA  70825

3.   Name and Address
     of First Director:

     Roger H. Frommelt
     560 International Centre
     900 Second Ave. So.
     Minneapolis, Minnesota  55402


Dated at Baton Rouge, Louisiana, on the 26th day of February, 1993.

                              INCORPORTOR

                              /s/ Paul S. West
                              Paul S. West, Registered Agent